UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 26, 2013

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33291 (Commission File Number)	33-0830300 (I.R.S. Employer Identification No.)

101 Hudson Street, Suite 3501 Jersey City, NJ (Address of principal executive offices)	07302 (Zip Code)

Registrant’s telephone number, including area code: (201) 333-8819

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Optimer Pharmaceuticals,” “Optimer,” “Company,” “we,” “us” and “our” refer to Optimer Pharmaceuticals, Inc., unless the context otherwise provides.

Item 1.01         Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.02         Results of Operations and Financial Condition.

On February 27, 2013, we issued a press release announcing, among other things, certain preliminary operating results relating to gross product sales and earnings per share for the quarter and full year ended December 31, 2012.  A copy of this press release is attached hereto as Exhibit 99.1.

This information under this Item 2.02 and the corresponding section of Exhibit 99.1 hereto are being furnished and will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor will they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.03         Material Modification to Rights of Security Holders.

In connection with the review of strategic alternatives for the Company discussed in Item 8.01 below, on February 26, 2013, the Board of Directors (the “Board”) declared a dividend of one right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (“Common Stock”), of the Company held of record at the close of business on March 11, 2013 (the “Record Time”), or issued thereafter and prior to the Separation Time (as defined below) or pursuant to options and convertible securities outstanding at the Separation Time, payable upon certification by the NASDAQ Stock Market to the Securities and Exchange Commission that the Rights have been approved for listing and registration.  The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of February 26, 2013 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.  Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-hundredth of a share of Participating Preferred Stock, par value $0.001 per share (“Participating Preferred Stock”), for $40.00 (the “Exercise Price”), subject to adjustment.

The following is a summary of the Rights Agreement.  The following summary is qualified in its entirety by the full text of the Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designations and Terms of the Participating Preferred Stock), which is attached hereto as Exhibit 4.1 and is hereby incorporated by reference.

The Rights will be evidenced by the Common Stock certificates until the close of business on the earlier of (either, the “Separation Time”):  (i) the tenth business day (or such later date as the Board may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person (as defined below), and (ii) the time of the first event causing a Flip-in Date (as defined below) to occur; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time will be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer will be deemed never to have been made.  A “Flip-in Date” will occur on any Stock Acquisition Date (as defined below) or such later date and time as the Board may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred.  A “Stock Acquisition Date” means the earlier of (a) the first date on which the Company announces that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person or (b) the date on which any Acquiring Person has acquired more than 40% of our Common Stock.  An “Acquiring Person” is any Person having Beneficial Ownership (as defined in the Rights Agreement) of 15% or more of the outstanding shares of Common Stock, not including (i) the Company, any wholly-owned subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company, (ii) any person who is the Beneficial Owner of 15% or more of the outstanding Common Stock at the time of the first public announcement of the adoption of the Rights Agreement or who becomes the Beneficial Owner of 15% or more of the outstanding Common Stock solely as a result of an acquisition of Common

Stock by the Company or the exercise or exchange of Rights held by such Person following the occurrence of a Flip-in Date which has not resulted from the acquisition of Beneficial Ownership of Common Stock by such Person, until such time as such Person acquires additional Common Stock, other than through a dividend or stock split, aggregating 0.1% or more of the outstanding Common Stock, (iii) any Person who becomes the Beneficial Owner of 15% or more of the outstanding Common Stock without any plan or intent to seek or affect control of the Company if such Person promptly divests sufficient securities such that such 15% or greater Beneficial Ownership ceases or (iv) any Person who Beneficially Owns shares of Common Stock consisting solely of (A) shares acquired pursuant to the grant or exercise of an option granted by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares owned by such Person and its affiliates and associates at the time of such grant and (C) shares, amounting to less than 1% of the outstanding Common Stock, acquired by affiliates and associates of such Person after the time of such grant.  Beneficial Ownership includes, solely for purposes of determining whether any Person is an Acquiring Person, constructive ownership of shares in respect of which a Person has a Synthetic Long Position (as defined in the Rights Agreement).  The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock.  Common Stock certificates issued after the Record Time but prior to the Separation Time (or the registration of Common Stock in the Company’s stock transfer books with respect to uncertificated shares) shall evidence one Right for each share of Common Stock represented thereby and such Certificates (or confirmation of registration with respect to uncertificated shares) shall contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time).  Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time (or registration) shall also evidence one Right for each share of Common Stock evidenced thereby.  Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Common Stock at the Separation Time.

The Rights will not be exercisable until the Separation Time.  The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on February 15, 2014, (iii) the date on which the Rights are redeemed as described below and (iv) upon the merger of the Company into another corporation that does not constitute a Flip-over Transaction or Event, as defined below.

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

In the event that prior to the Expiration Time (as defined in the Rights Agreement) a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure that each Right (other than Rights Beneficially Owned by an Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Rights Agreement), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price.  In addition, the Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by an Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”).  Immediately upon such action by the Board (the “Exchange Time”), the ability to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

Whenever the Company becomes obligated, as described in the preceding paragraph, to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-hundredth of a share of Participating Preferred Stock for each share of Common Stock so issuable.

In the event that on or after a Flip-in Date and prior to the Expiration Time the Company enters into an agreement with respect to, consummates or permits to occur a transaction or series of transactions in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a statutory share exchange with any other Person if, immediately prior to the consolidation, merger or share exchange or at the time the Company enters into an agreement with respect to such consolidation, merger or statutory share exchange, the Acquiring Person controls the Board of Directors of the Company or is the Beneficial Owner of 90% or more of the outstanding shares of Common Stock and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation or statutory share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Common Stock or (B) the Person with whom such transaction or series of transactions occurs is the Acquiring Person or (ii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert, if, at the time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board (a “Flip-over Transaction or Event”), the Company shall not enter into, consummate or permit to occur such Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent entity thereof (the “Flip-over Entity”), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement.  For purposes of the foregoing description, the term “Acquiring Person” shall include any Acquiring Person and its affiliates and associates counted together as a single Person.

The Board may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) of the then-outstanding Rights at a price of $0.01 per Right (the “Redemption Price”), as provided in the Rights Agreement.  Immediately upon the action of the Board electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

No holder of Rights will have, solely by reason of the ownership of such Rights, any rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights will not prevent a takeover of the Company.  However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Rights are first redeemed by the Board.  Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its stockholders because the Rights can be redeemed on or prior to the Flip-in Date, before the consummation of such a transaction.

As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2013, the Board appointed Henry A. McKinnell, Ph.D., the Chairman of our Board, as our Chief Executive Officer.  Dr. McKinnell is 70 years old, has served as a director since January 2011 and served as our lead independent director from February 2012 until he was appointed as the Chairman of the Board in April 2012.  Dr. McKinnell served as Chairman of the Board of Pfizer Inc., from May 2001 until his retirement in December 2006 and as Chief Executive Officer from January 2001 to July 2006.  Dr. McKinnell currently serves as the Chairman of the Board of Moody’s Corporation.  Dr. McKinnell also serves as Chairman of the Board of the Accordia Global Health Foundation.  He is Chairman Emeritus of the Connecticut Science Center, and is a member of the Academic Alliance for AIDS Care and Prevention in Africa.

Dr. McKinnell has no family relationship with any of the officers or directors of the Company and has not been party to any transactions with the Company during the past fiscal year to the present that would require reporting pursuant to Item 404(a) of Regulation S-K.  There is no arrangement or understanding between Dr. McKinnell and any third party pursuant to which he was selected as Chief Executive Officer.

Dr. McKinnell will be entitled to receive (i) a base salary of $1.00 per year, (ii) stock options to purchase up to 225,000 shares of our Common Stock which will vest over four years from February 26, 2013 and (iii) 60,000 restricted stock units, which vest over time beginning on the date we achieve a specified financial goal.  In connection with Dr. McKinnell’s appointment, the Board of Directors appointed Mark Auerbach, who has served on Optimer’s Board of Directors since June 2005, as Lead Independent Director.

Dr. McKinnell will replace Pedro Lichtinger, who stepped down from his position as the Company’s President and Chief Executive Officer and resigned in his capacity as a member of the Board on February 26, 2013.  In connection with his resignation, Mr. Lichtinger and the Company entered into a Letter Agreement, dated February 26, 2013, which confirms that his resignation will be treated as a termination without cause for the purposes of his employment arrangements, and provides that Mr. Lichtinger will repay any amounts and benefits he receives in connection with his resignation in the event that it is finally determined by a court that he engaged in any act for which he would not be entitled to indemnification under Section 8.1 of the Company’s Amended and Restated Bylaws.

On February 26, 2013, the Board also appointed Meredith Schaum as our General Counsel, Chief Compliance Officer and Secretary.  Ms. Schaum has served as our Senior Corporate Counsel since January 2012 and will replace Kurt Hartman, who agreed to step down in his capacity as the Company’s General Counsel, Chief Compliance Officer, Senior Vice President and Secretary.  Mr. Hartman signed a Letter Agreement, dated February 26, 2013, substantially similar to that signed by Mr. Lichtinger except that Mr. Hartman’s Letter Agreement provides that he will be paid amounts due under the Company’s severance plan in a lump sum.  This summary of the Letter Agreements is qualified in its entirety by the full text of the Letter Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and are hereby incorporated by reference.  A copy of the press release announcing Mr. Lichtinger’s and Mr. Hartman’s resignation is attached hereto as Exhibit 99.1.

Item 8.01         Other Events.

On February 27, 2013, the Board announced that it commenced a process to explore strategic alternatives, including a possible sale of the Company.  There can be no assurance this process will result in any action and the Company does not intend to make any further comments on this process until it completes its review.  Furthermore, any action could be dependent on factors beyond the Company’s control, including, among others, the current global economic environment and market conditions, the interest of third parties in the Company, and the availability of financing to potential buyers on reasonable terms or at all.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

4.1

Stockholder Protection Rights Agreement, dated as of February 26, 2013, between Optimer Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of the Company.

10.1	Letter Agreement, dated February 26, 2013, by and between Pedro Lichtinger and Optimer Pharmaceuticals, Inc.

10.2	Letter Agreement, dated February 26, 2013, by and between Kurt Hartman and Optimer Pharmaceuticals, Inc.

99.1	Press release, dated February 27, 2013, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ Stephen W. Webster
Stephen W. Webster
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Date:  February 27, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1

Stockholder Protection Rights Agreement, dated as of February 26, 2013, between Optimer Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of the Company.

10.1	Letter Agreement, dated February 26, 2013, by and between Pedro Lichtinger and Optimer Pharmaceuticals, Inc.

10.2	Letter Agreement, dated February 26, 2013, by and between Kurt Hartman and Optimer Pharmaceuticals, Inc.

99.1	Press release, dated February 27, 2013, issued by the Company.